As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-282518

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7374	95-4863690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins

Chief Executive Officer

Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

On October 4, 2024, Applied Digital Corporation’s (the “Company,” “we,” “us,” “our”) filed a registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-282518) (the “Original Registration Statement”). The Original Registration Statement was declared effective by the SEC on October 15, 2024 and registered for resale from time to time by the selling stockholders named therein up to 49,382,720 shares of our common stock, par value $0.001 per share (“Common Stock”).

We are filing this Post-Effective Amendment No. 1 to the Original Registration Statement (this “Amendment”) to convert the Form S-1 Registration Statement into a registration statement on Form S-3ASR.

Relative to the number of shares of our Common Stock covered by the Original Registration Statement, the number of shares of our Common Stock covered by this Amendment has been adjusted to reflect that 35,208,650 shares were previously sold by the selling stockholders pursuant to the Original Registration Statement.

All applicable filing fees were paid at the time of filing of the Original Registration Statement. No additional securities are being registered under this Amendment.

On July 30, 2025, we filed our Annual Report on Form 10-K for the fiscal year ended May 31, 2025. Interested parties should refer to such Annual Report on Form 10-K for more information.

Up to 14,174,070 Shares of Common Stock

This prospectus relates to the resale of up to 14,174,070 shares of common stock, par value $0.001 per share (the “Common Stock”), of Applied Digital Corporation (the “Company,” “we,” “our” or “us”) by the selling stockholders listed in this prospectus or their permitted transferees (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to the Original Registration Statement consist of 49,382,720 shares of Common Stock (the “PIPE Shares”) issued to the Selling Stockholders pursuant to and in accordance with the terms and conditions of that certain securities purchase agreement, dated September 5, 2024 (the “Purchase Agreement”), between the Company and the Selling Stockholders. Of the 49,382,720 shares of Common Stock issued to the Selling Stockholders pursuant to the Purchase Agreement, the number of shares of our Common Stock covered by this prospectus has been adjusted to reflect that 35,208,650 shares were previously sold by the Selling Stockholders pursuant to the Original Registration Statement, of which this prospectus forms a part. The Original Registration Statement and this Amendment are referred to herein collectively as this “Registration Statement.”

The PIPE Shares were issued to the Selling Stockholders in a private placement offering (the “Private Placement”). For additional information about the Private Placement, see “Private Placement” on page 6 of this prospectus.

We will not receive any proceeds from the resale or other disposition of the PIPE Shares by the Selling Stockholders. See “Use of Proceeds” beginning on page 10 and “Plan of Distribution” beginning on page 11 of this prospectus for more information. Although we have been advised by each Selling Stockholder that such Selling Stockholder purchased the PIPE Shares for its own account, for investment purpose in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute such PIPE Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the SEC may take the position that the Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of the PIPE Shares by the Selling Stockholders and any discounts, commissions or concessions received by the Selling Stockholders are deemed to be underwriting discounts and commissions under the Securities Act.

Our Common Stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “APLD.” On August 26, 2025, the last reported sale price of our Common Stock as reported on Nasdaq was $16.47.

You should read this prospectus carefully, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” before you invest in any of our securities.

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the Securities and Exchange Commission, or the SEC, on July 30, 2025, and the other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2025

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the SEC, and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Stockholders, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Stockholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 7, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in two distinct business segments, blockchain data center hosting (the “Data Center Hosting Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below. During the fiscal year 2025, we determined that our cloud services business through a wholly owned subsidiary (the “Cloud Services Business”) met the criteria to be classified as “held for sale” on our consolidated balance sheets as the Board of Directors approved plans for the sale of the segment. The potential sale of the Cloud Services Business, which was previously included as a reportable segment, represents a strategic shift in our operations and financial results and as such, we have excluded the results of this business from both continuing operations and segment results and presented them in discontinued operations on the consolidated statements of operations for all periods presented.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve one crypto mining customer with a remaining contractual term of two and a half years. This business segment accounts for all of the revenue we generated from our continuing operations for the fiscal year ended May 31, 2025.

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●	Jamestown, North Dakota: 106 MW facility.
●	Ellendale, North Dakota: 180 MW facility.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.

We are currently building a HPC focused campus comprised of three data centers, which are the first AI focused facilities in our Polaris Forge portfolio, in Ellendale, North Dakota. We are under construction on the first two buildings: a 100 MW and a 150 MW data center, respectively. These facilities are purpose built for high power density GPUs and along with a third 150 MW data center, will comprise our Polaris Forge 1 campus. On May 28, 2025, the Company entered into two lease agreements for the first two buildings, totaling 250 MWs.

We anticipate that this business segment will begin generating meaningful revenues once the first building within Polaris Forge 1 becomes operational, which is expected in calendar year 2025.

Discontinued Operations

Cloud Services Business

The Cloud Services Business, which is operated through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), has locations in three states: Colorado, Minnesota and Utah. This business provides cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment.

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Recent Developments

Series G Preferred Stock

As previously disclosed, on April 30, 2025, we entered into a preferred equity purchase agreement (the “PEPA”) with the investors signatory thereto for the issuance and sale of up to 156,000 shares of our Series G Preferred Stock, par value $0.001 (the “Series G Preferred Stock”) in exchange for total proceeds of $150 million. Additionally, on April 30, 2025, we entered into a registration rights agreement with the investors signatory thereto pursuant to which we agreed to prepare and file with the SEC a Registration Statement on Form S-3, registering the resale of the shares of Common Stock issuable upon conversion of the Series G Preferred Stock. On June 3, 2025, we filed a registration statement on Form S-3ASR (File No. 333-287729) for the resale of the Common Stock issuable upon conversion of the Series G Preferred Stock, which was deemed automatically effective by the SEC upon filing.

On August 14, 2025, we entered into the first amendment (the “PEPA Amendment”) to the PEPA, in order to increase our access to capital to fund the continued construction and development of our Polaris Forge 1 data center in Ellendale, North Dakota. The PEPA Amendment amends the PEPA to, among other things, (i) increase the aggregate commitment amount of the shares of Series G Preferred Stock from $150 million to $300 million, (ii) increase our access to capital by removing the Put Limitation (as defined in the PEPA) that had previously limited the aggregate purchase price for any Put Issuance (as defined in the PEPA) to no more than $75 million, and (iii) decrease the original issue discount from 4% to 2%.

In connection with the PEPA Amendment, on August 14, 2025, we filed an amendment (the “Certificate of Designation Amendment”) to the Series G Certificate of Designation, originally filed with the Secretary of State of the State of Nevada on April 30, 2025. The Certificate of Designation Amendment amends the Series G Certificate of Designation to, among other things, (i) increase the initial Floor Price (as set forth in Section 1.5(c)(i) of the Series G Certificate of Designation) to $12.50 from $4.25, and (ii) change the limit below which the Floor Price may not be reduced (as set forth in Section 1.5(c)(ii) of the Series G Certificate of Designation) to $4.33 from $1.34. The Floor Price sets the minimum floor for the conversion price of the Series G Preferred Stock, which price may not be reduced unless we determine to do so in our discretion.

Prior to the execution of the PEPA Amendment, 156,000 shares of Series G Preferred Stock were issued, of which all 156,000 shares of Series G Preferred Stock have been converted into approximately 21.0 million shares of our Common Stock. As a result of the full conversion of the Series G Preferred Stock and the Certificate of Designation Amendment, all 156,000 shares of Series G Preferred Stock were retired and resumed the status of authorized but unissued shares of Series G Preferred Stock. As of the date of this report, 102,000 shares of Series G Preferred Stock have been issued since the execution of the PEPA Amendment, of which, all 102,000 shares of Series G Preferred Stock have been converted into approximately 7.2 million shares of our Common Stock.

June 2025 At-the-Market Sales Agreement

On June 2, 2025, we entered into a Sales Agreement with Northland Securities, Inc. and Wells Fargo Securities, LLC (the “June 2025 Sales Agreement”). Up to $200,000,000 of shares of our Common Stock may be issued if and when sold pursuant to the June 2025 Sales Agreement. As of the date of this prospectus, we have sold approximately 15.3 million shares of Common Stock under the June 2025 Sales Agreement.

CoreWeave Warrant

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, our subsidiaries, each entered into a data center lease (together, the “Data Center Leases”) with CoreWeave, Inc. (“CoreWeave”) to deliver an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at Polaris Forge 1. The first lease is for the full capacity of our 100 MW data center that is currently under construction, and the second lease is for the full capacity of our 150 MW data center that is also under construction. In connection with the Data Center Leases, we issued to CoreWeave a warrant (the “CoreWeave Warrants”) to acquire up to 13,062,521 shares of our Common Stock at an exercise price of $7.19 per share (the “CoreWeave Warrant Shares”), subject to adjustment in accordance with the terms and conditions set forth in the CoreWeave Warrants. In addition, we agreed to file a resale registration statement with the SEC to register the resale of the CoreWeave Warrant Shares pursuant to a Registration Rights Agreement, dated May 28, 2025, between us and CoreWeave (the “CoreWeave Registration Rights Agreement”).

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On June 10, 2025, CoreWeave assigned the CoreWeave Warrants and its rights under the CoreWeave Registration Rights Agreement as follows: (i) CoreWeave Warrants to acquire up to 6,531,260 shares of our Common Stock to Jane Street Global Trading, LLC and (ii) CoreWeave Warrants to acquire up to 6,531,261 shares of our Common Stock to PEAK6 Capital Management LLC.

On June 27, 2025, we filed a registration statement on Form S-3ASR (File No. 333-288390) for the resale of the CoreWeave Warrant Shares, which was deemed automatically effective upon filing.

On July 24, 2025, CoreWeave exercised its option for an additional 150MW in our third building at Polaris Forge 1, which is currently in planning stages with an anticipated ready for service date in 2027. On August 28, 2025, we entered into a third lease agreement on substantially the same terms, including the same rent and escalators, as the existing two leases, with CoreWeave, bringing the total capacity leased by CoreWeave at Polaris Forge 1 to 400MW. Also on August 28, 2025, in connection with the third lease agreement, we issued CoreWeave a warrant to acquire up to 8,393,611 shares of our Common Stock at an exercise price of $10.75 per share, subject to adjustment in accordance with the terms and conditions set forth in the warrant. In addition, we agreed to file a resale registration statement with the SEC to register the resale of the shares of Common Stock issuable upon exercise of the warrant pursuant to the CoreWeave Registration Rights Agreement.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

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THE OFFERING

Shares of Common Stock offered by the Selling Stockholder	Up to 14,174,070 shares of Common Stock issued to the Selling Stockholders pursuant to the terms of the Purchase Agreement. The amount and timing of sales of Common Stock offered hereby is at the sole discretion of the Selling Stockholders, subject to the contractual limitations on such sales set forth in the Purchase Agreement.

Common Stock outstanding before this offering	262,049,118 shares of Common Stock.

Common stock to be outstanding immediately after this offering	276,223,188 shares of Common Stock, assuming the sale of up to 14,174,070 shares of our Common Stock in this offering.

Use of Proceeds	The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our Common Stock in this offering. However, we received in the aggregate approximately $160 million in gross proceeds, before deducting certain offering expenses, from our issuance of the PIPE Shares to the Selling Stockholders. We intend to use the net proceeds from our issuance of the PIPE Shares for working capital and general corporate purposes. Subject to the terms and conditions of the Purchase Agreement applicable to the use of proceeds from the issuance of the PIPE Shares, our management has broad discretion over the allocation of the net proceeds from the issuance of the PIPE Shares. Please see the section entitled “Use of Proceeds” on page 10 of this prospectus.

National Securities Exchange Listing	Our Common Stock is currently listed on The Nasdaq Global Select Market under the symbol “APLD.”

Risk Factors	An investment in our securities involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 7 of this prospectus. In addition before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC, on July 30, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

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PRIVATE PLACEMENT

On September 5, 2024, we entered into the Purchase Agreement with the Selling Stockholders, for the issuance and sale of 49,382,720 PIPE Shares at a purchase price of $3.24 per PIPE Share (representing the last closing price of the Common Stock on Nasdaq on September 4, 2024) in a private placement transaction pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder (the “Private Placement”). The Private Placement closed on September 9, 2024, with aggregate gross proceeds to the Company of approximately $160 million, before deducting offering expenses. We intend to use the net proceeds from our issuance of the PIPE Shares for working capital and general corporate purposes. Subject to the terms and conditions of the Purchase Agreement applicable to the use of proceeds from the issuance of the PIPE Shares, our management has broad discretion over the allocation of the net proceeds from the issuance of the PIPE Shares.

In addition, on September 5, 2024, we and the Selling Stockholders entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file a registration statement with the SEC on or prior to the 30th calendar day following the date of the Purchase Agreement (subject to certain exceptions) for purposes of registering the resale of the PIPE Shares (the “Registration Statement”), to use its reasonable best efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all registrable securities covered by the Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (assuming the holder is not then an affiliate of the Company).

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below and the risks and uncertainties in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 30, 2025, and our other filings that we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially. In such an event, the trading price of our shares of Common Stock could decline, and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

● our ability to complete construction of Polaris Forge 1, formerly known as the Company’s Ellendale Campus;

● our ability to complete the negotiation and execution of the definitive transaction documents required to close the Unit Purchase Agreement, dated January 13, 2025, by and among Applied Digital Corporation, APLD HPC Holdings LLC and MIP VI Holdings II, LLC;

● our ability to complete the negotiation and execution of the definitive transaction documents to close the sale of our Cloud Services Business that is currently held for sale and treated as discontinued operations;

● our dependence on principal customers, including our ability to execute leases with key customers;

● availability of financing to continue to grow our business;

● labor and other workforce shortages and challenges;

● power or other supply disruptions and equipment failures;

● the addition or loss of significant customers or material changes to our relationships with these customers;

● delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;

● our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;

● our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;

● our ability to continue to grow sales in our hosting business;

● volatility of cryptoasset prices; and

● uncertainties of cryptoasset regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders or their permitted transferees under this prospectus are those previously issued to the Selling Stockholders. For additional information regarding the issuances of the PIPE Shares, see “Private Placement” above. We are registering the PIPE Shares in order to permit the Selling Stockholders or their permitted transferees to offer the PIPE Shares for resale from time to time. The term “Selling Stockholders” includes the stockholders listed in the table below and their permitted transferees.

The table below sets forth, as of July 31, 2025, the following information regarding the Selling Stockholders:

●	the names of the Selling Stockholders;
●	the number of shares of Common Stock owned by the Selling Stockholders prior to this offering;
●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;
●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and
●	the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus based on the number of shares of Common Stock issued and outstanding as of July 31, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholders have the right to acquire within 60 days of July 31, 2025.

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished to us by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholders have not held any position or office, or have otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Shares Owned prior to Offering	Shares Offered by this Prospectus	Shares Owned after Offering(1)	Percentage of Shares Beneficially Owned after Offering(2)
NVIDIA Corporation(3)	7,716,050	7,716,050	0	-%
Hood River Capital Management LLC(4)	15,333,944	6,172,840	9,161,104	3.3%
Jon D and Linda W Gruber Trust(5)	285,180	285,180	0	-%

*	Indicates beneficial ownership of less than 1%.

(1)	Assumes the sale of all shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus.

(2)	Percentage is based on 261,519,794 shares of Common Stock outstanding as of July 31, 2025 (and rounded to the nearest tenth of a percent) and assumes the sale of all shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus.

(3)	The securities are directly held by NVIDIA Corporation (“NVIDIA”). NVIDIA, a publicly traded company listed on Nasdaq, has sole voting and dispositive power over such securities. The business address of NVIDIA is 2788 San Tomas Expressway, Santa Clara, CA 95051.

(4)	The securities are directly held by Hood River Capital Management LLC (“Hood River”) and may be deemed to be beneficially owned by Brian Smoluch, as Principal. The address of Hood River is 2373 PGA Boulevard, Suite 200, Palm Beach Gardens, FL 33410.

(5)	The securities are directly held by the Jon D and Linda W Gruber Trust (“Gruber Trust”) and may be deemed to be beneficially owned by Jon D Gruber, as Trustee. The address of the Gruber Trust is 300 Tamal Plaza, Ste. 215, Corte Madera, CA 94925.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of shares of our Common Stock in this offering. However, we received in the aggregate approximately $160 million in gross proceeds, before deducting certain offering expenses, from our issuance of the PIPE Shares to the Selling Stockholders. We intend to use the net proceeds from our issuance of the PIPE Shares for working capital and general corporate purposes. Subject to the terms and conditions of the Purchase Agreement applicable to the use of proceeds from the issuance of the PIPE Shares, our management has broad discretion over the allocation of the net proceeds from the issuance of the PIPE Shares. We will pay all of the fees and expenses incurred by us in connection with this registration.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the Common Stock and any of their donees, pledgees, transferees, assignees and successors-in-interest may, from time to time, sell transfer or otherwise dispose of any or all of their Common Stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the Common Stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when disposing of the Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades (which may include crosses) in which the broker-dealer will attempt to sell the Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange and/or secondary distributions;
●	directly to purchasers, including through a specific bidding, auction or other process in privately negotiated transactions;
●	settlement of short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such Common Stock at a stipulated price per share;
●	through delayed delivery requirements;
●	by pledge to secure debts and other obligations;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholders also may transfer the Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders may also sell the Common Stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the Common Stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, or FINRA, and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the Common Stock short and deliver the Common Stock to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell the Common Stock. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep the Registration Statement, of which this prospectus forms a part, effective until the earlier of (i) the date on which the Common Stock may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the Common Stock have been disposed of pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The PIPE Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the PIPE Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the PIPE Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act). The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the PIPE Shares against certain liabilities, including liabilities arising under the Securities Act.

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DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Second Amended and Restated Articles of Incorporation, as amended to date (the “Articles”) and our third amended and restated bylaws, as amended to date (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2025, as filed with the SEC on July 30, 2025, which is incorporated by reference herein.

We are authorized to issue 410,000,000 shares of capital stock, $0.001 par value per share, of which 400,000,000 are Common Stock and 10,000,000 are preferred stock (the “Preferred Stock”). For a description of the terms of our Preferred Stock, see Exhibit 4.14 to our Annual Report on Form 10-K, filed with the SEC on July 30, 2025.

As of August 26, 2025, there were 262,049,118 shares of Common Stock outstanding and 456,158 shares of Preferred Stock outstanding.

Common Stock

Holders of our Common Stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purposes. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of Preferred Stock that we may designate and issue in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. The holders of our Common Stock have no conversion rights. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. Each holder of our Common Stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of Common Stock is entitled to cumulative votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our Common Stock are entitled to receive a pro rata share of our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our Common Stock are fully paid and non-assessable.

Anti-Takeover Effects of the Articles, the Bylaws and Nevada Law

We are a Nevada corporation and are generally governed by the Nevada Revised Statutes, or NRS. The following is a brief description of the provisions in our Articles, Bylaws and the NRS that could have an effect of delaying, deferring, or preventing a change in control of the Company.

The provisions of the NRS, our Articles and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Combinations with Interested Stockholders

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles do not include such an election to opt-out of these provisions.

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Acquisition of Controlling Interests

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our Bylaws provide that these statutes do not apply to us. Absent such provision in our Bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our Articles or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Articles and Bylaws

The provisions of our Articles and Bylaws, taken together with the applicable provisions of the NRS:

●	Authorize our board of directors to issue “blank check” Preferred Stock, the terms of which may be established and shares of which may be issued without stockholder approval;
●	Require supermajority disinterested stockholder approval of certain business combinations with related persons (each as defined in the Articles);
●	Permit removal of directors only for cause and require the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to remove any director (the NRS does not include a cause concept in NRS 78.335 and the provision of our Articles exceeds the minimum two thirds (2/3) threshold vote required by that statute);
●	Require the affirmative vote of not less than two thirds (2/3) of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors, voting as a single class, to adopt, amend, alter or repeal our Bylaws; and
●	Do not provide for cumulative voting in the election of directors.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of Common Stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. Our board of directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

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LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Nevada.

15

EXPERTS

The consolidated balance sheet of Applied Digital Corporation and its subsidiaries as of May 31, 2025, and the related consolidated statement of operations, changes in temporary equity and shareholders’ equity, and cash flows for year then ended, the effectiveness of Applied Digital Corporation and its subsidiaries’ internal control over financial reporting and the retrospective adjustments to the 2024 and 2023 financial statements have been audited by CBIZ CPAs P.C., independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the retrospective adjustments to the 2024 and 2023 financial statements) which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Applied Digital Corporation and its subsidiaries as of May 31, 2024, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended May 31, 2024 and 2023 have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report (before the effects of the adjustments to retrospectively apply the changes in accounting due to the adoption of ASU 2023-07 discussed in Note 2 and Note 6 and discontinued operations and held for sale presentation discussed in Note 2 and Note 5 in the financial statements) which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, as amended by this Amendment No. 1 on Form S-3ASR, under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at www.applieddigital.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the Commission on July 30, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 2, 2025, June 20, 2025, August 15, 2025 and August 29, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 23, 2024, as supplemented by the Definitive Additional Materials filed with the Commission on November 15, 2024; and

●	The description of our Common Stock in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.14 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2025, as filed with the Commission on July 30, 2025.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

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Up to 14,174,070 Shares of Common Stock

August 29, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the SEC registration fee.

	Amount
SEC Registration Fee	$61,240	*
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Transfer Agent and Registrar Fees and Expenses	-
Miscellaneous Expenses	-
Total expenses	$126,240

* Previously paid

Item 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

II-1

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with certain of our directors and certain executive officers. These agreements, among other things, require us to indemnify our directors and certain executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by such director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-2

Item 16. Exhibits

The following exhibits are filed with this registration statement.

Exhibit No.	Description
3.1	Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on August 2, 2023).
3.1.1	Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 16, 2024).
3.1.2	Certificate of Amendment, dated June 11, 2024, to Second Amended and Restated Articles of Incorporation, as amended. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2024).
3.1.3	Certificate of the Designations, Powers, Preferences and Rights of Series F Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
3.1.4	Certificate, Amendment or Withdrawal of Designation, relating to the Series A Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.5	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.6	Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.1.7	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series E-1 Preferred Stock filed with the Secretary of State of the State of Nevada on November 8, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2024).
3.1.8	Certificate, Amendment or Withdrawal of Designation, relating to the Series F Preferred Stock, filed with the Secretary of State of Nevada on April 11, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2025).
3.1.9	Certificate of the Designations of Powers, Preferences and Rights of Series G Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 1, 2025).
3.2	Certificate of Amendment, dated November 20, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024).
3.3	Amendment to Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock, filed with the Secretary of State of the State of Nevada on August 14, 2025 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2025).
3.4	Third Amended and Restated Bylaws of the Company. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 29, 2024).
5.1**	Opinion of Snell & Wilmer L.L.P.
10.1	Form of Securities Purchase Agreement, dated September 5, 2024, by and between the Company and each purchaser identified on the signatures pages thereto (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on September 10, 2024).
10.2	Registration Rights Agreement, dated September 5, 2024, by and between the Company and each of several purchasers signatory thereto (Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on September 10, 2024).
23.1*	Consent of Marcum, LLP.
23.2*	Consent of CBIZ CPAs P.C.
23.2**	Consent of Snell & Wilmer L.L.P. (Included in Exhibit 5.1).
24.1**	Power of Attorney (contained on signature page).
107**	Filing Fee Table.

* Filed herewith.

** Previously filed.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 29th day of August 2025.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins
Chief Executive Officer and Chairman (Principal Executive Officer)

Signature	Title	Date
/s/ Wes Cummins	Chief Executive Officer and Chairman	August 29, 2025
Wes Cummins	(Principal Executive Officer)

/s/ Saidal L. Mohmand	Chief Financial Officer	August 29, 2025
Saidal L. Mohmand	(Principal Financial Officer and Principal Accounting Officer)

*	Director	August 29, 2025
Chuck Hastings

*	Director	August 29, 2025
Douglas Miller

*	Director	August 29, 2025
Richard Nottenburg

*	Director	August 29, 2025
Rachel Lee

*	Director	August 29, 2025
Kate Reed

*	Director	August 29, 2025
Ella Benson

*	By:	/s/ Wes Cummins
Wes Cummins
Attorney-in-fact

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